UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2016

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2016, Comstock Mining Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, stockholders of the Company were asked to consider and vote upon three proposals: (1) election of the five Board of Directors nominees set forth in the Company's 2016 Proxy Statement, (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and (3) approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

As of the record date for the Annual Meeting, March 18, 2016, there were 167,371,356 shares of common stock outstanding and entitled to vote. Of the shares of common stock outstanding on the record date, the holders of common stock entitled to vote with respect to 145,109,790 shares of common stock were represented in person or by proxy at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1. Election of directors.

All of the nominees for directors were elected to serve for a term which expires at the annual meeting of stockholders in 2017, by the votes set forth in the table below.

Nominee	Voted For	Withheld
Corrado De Gasperis	87,254,318	1,036,193
Daniel W. Kappes	87,278,353	1,012,158
Robert C. Kopple	87,233,183	1,057,328
William J. Nance	81,369,282	6,921,229
Robert A. Reseigh	87,270,878	1,019,633

There were 56,819,279 broker non-votes received for each nominee.

2. Ratification of appointment of independent registered public accounting firm.

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
143,859,618	1,040,610	209,562	0
The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to this matter.

3. Advisory vote on executive compensation.

The stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
77,465,368	9,584,207	1,240,936	56,819,279

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2016, the Company accepted the resignation of Judd Merrill, the Chief Financial Officer of the Company, effective May 11, 2016.

In conjunction with the Company's efforts to reduce general and administrative expenses, Corrado De Gasperis, the previous principal financial officer, will assume Mr. Merrill's responsibilities. Aneta Kuznicka-Berge, the Company's Chief Accountant, continues in her current role. In addition, Mr. De Gasperis proposed to the Board of Directors of the Company, and the Board approved, the implementation of a reduction of approximately 20% of the base salary and/or other compensation of Mr. De Gasperis, other members of management and other key employees. Such reductions are intended to take effect immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: May 13, 2016	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman